UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2010

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road,

 Futian District, Shenzhen,
People's Republic of China, 518034
 (Address of Principal Executive Offices)

(86) 755-8351-0888

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 21, 2010, China Security & Surveillance Technology, Inc. (the "Company") held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected five directors and ratified the appointment of GHP Horwath P.C. as the Company’s independent accountants for fiscal year ended December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Guoshen Tu to the Company’s Board of Directors	34,060,970	837,264	0	0	0
Election of Terence Yap to the Company’s Board of Directors	31,963,922	2,934,312	0	0	0
Election of Runsen Li to the Company’s Board of Directors	32,997,996	1,900,238	0	0	0
Election of Peter Mak to the Company’s Board of Directors	29,424,945	5,473,289	0	0	0
Election of Robert Shiver to the Company’s Board of Directors	32,998,784	1,899,450	0	0	0
Ratification of the appointment of GHP Horwath P.C. as the Company’s independent accountants for fiscal year ended December 31, 2010	34,671,516	0	86,561	140,157	0

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: June 25, 2010

By:  /s/ Guoshen Tu
        Name: Guoshen Tu
        Title:   Chief Executive Officer